EXHIBIT 10.4.6
VISTEON CORPORATION 2010 INCENTIVE PLAN, AS AMENDED

RESTRICTED STOCK UNIT GRANT AGREEMENT
Visteon Corporation, a Delaware corporation (the “Company”), subject to the terms of the Visteon Corporation 2010 Incentive Plan, as amended (the “Amended Plan”) and this Agreement, hereby grants to Sachin Lawande (the “Participant”), restricted stock units (“Restricted Stock Units”) as further described herein.
1.Grant of Restricted Stock Units.
The Company hereby grants to the Participant 30,187 Restricted Stock Units, effective as of June 29, 2015 (the “Grant Date”) and subject to the restrictions set forth in this Agreement. In the event of certain corporate transactions, the number of Restricted Stock Units covered by this Agreement may be adjusted by the Committee as further described in Section 13 of the Amended Plan.
2.Vesting of Restricted Stock Units.
(a)Subject to the Participant’s continuous employment with the Company, the Restricted Stock Units will fully vest on June 29, 2018.
(b)If a Change in Control (as defined in the Employment Agreement entered into as of June 8, 2015 between the Participant and the Company (the “Employment Agreement”)) occurs before all of the Restricted Stock Units granted under this Agreement have vested, the following rules will apply, in addition to the vesting provided for in Paragraph 2(a):
(i)If the Restricted Stock Units are not assumed, converted or replaced by the acquirer or other continuing entity, the outstanding Restricted Stock Units that have not previously vested will become fully vested immediately before the Change in Control.
(ii)If (A) the Restricted Stock Units are assumed, converted or replaced by the acquirer or other continuing entity and (B) the Participant’s employment is terminated within 24 months following the Change in Control by the Company without Cause (other than by reason of death or disability) or by the Participant for Good Reason, the outstanding Restricted Stock Units that have not previously vested will become fully vested immediately upon the termination of the Participant’s employment.
3.Termination of Employment.
(a)Except as set forth in Paragraph 2(b) or in the remaining provisions of this Paragraph 3, if the Participant’s employment with the Company is terminated for any reason, the Participant will forfeit any and all rights to Restricted Stock Units that have not vested on the termination date, and such Restricted Stock Units will be cancelled. A transfer or assignment of employment to a company that is owned at least 50% directly or indirectly by the Company shall not be deemed a termination of employment solely for purposes of Restricted Stock Units covered by this Agreement.
(b)Notwithstanding the provisions of Paragraph 3(a), if the Participant is placed on an approved leave of absence, with or without pay, the Restricted Stock Units will vest in accordance with the provisions of Paragraph 2 as if the Participant was actively employed.
(c)Notwithstanding the provisions of Paragraph 3(a), if the Participant’s employment with the Company is terminated by reason of disability (as defined in the Company’s long-term disability plan), death or retirement, and either (x) the Participant had remained in the employ of the Company for at least 180 days following the Grant Date, or (y) a Change in Control has occurred before the termination of employment, the Restricted Stock Units that have not previously vested and that do not fully vest upon that termination pursuant to Paragraph 2(b)(ii) will vest on a pro rata basis so that the percentage of all Restricted Stock Units granted under this Agreement that is vested is equal to 100% multiplied by a fraction, the numerator of which is the number of days from the date of grant to the date of the termination of the Participant’s employment, inclusive, and the denominator of which is the number of days from the Grant Date to the third anniversary).
(d)Notwithstanding the provisions of Paragraph 3(a), if the Participant’s employment with the Company is terminated for Cause based solely on the Participant’s breach of Section 24 of the Employment

Agreement, without Cause or by the Participant for Good Reason at any time, the Restricted Stock Units shall, to the extent then unvested, become fully and immediately vested and settled.
(e)For purposes of this Agreement, “retirement” shall mean the Participant’s voluntary termination of employment either (1) after attaining age 55 and completion of 10 years of service, or (2) after completion of at least 30 years of service, regardless of age.
(f)For purposes of this Agreement, the term “Cause” shall have the same meaning as set forth in subsection 7(c) of the Employment Agreement.
(g)For purposes of this Agreement, the term “Good Reason” shall have the same meaning as set forth in subsection 7(e) of the Employment Agreement.

4.Restricted Stock Unit Account and Settlement of Vested Units.
(a)The Company will credit the Restricted Stock Units to an account in the name of the Participant. The Participant’s vested Restricted Stock Units will be settled upon the earliest to occur of (i) the vesting date applicable to such Restricted Stock Unit as set forth in Paragraph 2(a) above (disregarding any acceleration of the vesting date under Paragraph 2(b) or Paragraph 3 above), (ii) in the case of accelerated vesting under Paragraph 3(c) due to the death of the Participant, as soon as practicable (and in any event within 60 days) following the Participant’s date of death, or (iii) in any other case in which the Participant terminates employment and is entitled to accelerated vesting, within ten days thereafter, except to the extent that Code Section 409A(a)(2)(B) (i) requires that payment be postponed for six months and one day, or Participant’s earlier death occurring, after the date of the Participant’s “separation from service” (such applicable date, the “Settlement Date”). Notwithstanding the foregoing, the Company may, in its sole discretion and to the extent permitted under Treasury Regulation § 1.409A-3(j)(4)(ix)(B), terminate this Agreement and pay all outstanding Restricted Stock Units to the Participant, on a fully vested and immediately payable basis, on a Settlement Date within 30 days before, upon or within twelve months after Change in Control that constitutes a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
(b)Settlement will be made through the delivery of one share of Stock for each vested Restricted Stock Unit, less applicable withholding and brokerage fees associated with the sale of any shares to pay applicable withholding. Any shares of Stock will be issued in book-entry form, registered in the Participant’s name or in the name of the Participant’s legal representatives, beneficiaries or heirs, as the case may be. The Company will not deliver any fractional share of Stock but will pay, in lieu thereof, cash equal to the Fair Market Value of such fractional share. Notwithstanding the foregoing, the Committee may direct that in lieu of settlement through delivery of Stock, the Participant’s vested Restricted Stock Units will be settled by a single lump sum payment equal to the number of vested Restricted Stock Units to be settled multiplied by the Fair Market Value on the Settlement Date of a share of the Stock, less applicable withholding taxes. All Restricted Stock Units that have become vested and are settled will be cancelled.
(c)The Company may retain the services of a third-party administrator to perform administrative services in connection with the Amended Plan. To the extent the Company has retained such an administrator, any reference to the Company will be deemed to refer to any such third-party administrator retained by the Company, and the Company may require the Participant to exercise the Participant’s rights under this Agreement only through such third-party administrator.
5.Dividend Equivalents.
In the event of the issuance of dividends on shares of the Company’s common stock, on each record date during the Grant Date through the Settlement Date, the Participant shall receive, with respect to each Restricted Stock Unit, an additional number of Restricted Stock Units equal to the number that such Participant would have received if the Participant had been the holder of record of one share of Stock and had reinvested any cash dividend paid on such share of Stock into Restricted Stock Units (at the Fair Market Value of Stock on the later of i) the date the dividend is paid and ii) the ex-dividend date) subject to the same terms and conditions as the Restricted Stock Units granted herein.
6.Withholding.
(a)Upon the vesting or settlement of previously granted Restricted Stock Units pursuant to Paragraphs 3 or 4 above, the Company may satisfy its tax withholding obligations in any manner determined by the

Committee, including by withholding a portion of the Participant’s cash compensation or by withholding a number of Restricted Stock Units or shares of Stock having a Fair Market Value, as determined by the Committee, equal to the amount required to be withheld. The Fair Market Value of any fractional Restricted Stock Unit remaining after the withholding requirements are satisfied will be paid to the Participant in cash. The Company may also require the Participant to deliver a check in the amount of any tax withholding obligation, or to otherwise indemnify the Company, as a condition to the issuance of any stock hereunder.
(b)    Dividend equivalents paid on Restricted Stock Units are subject to applicable tax withholding as described in Paragraph 6(a).
7.Conditions on Award.
(a)     Notwithstanding anything herein to the contrary, the Committee may cancel an award of Restricted Stock Units, and may refuse to settle vested Restricted Stock Units, if before a Change in Control and during the period from the date of the Participant's termination of employment from the Company to the date of settlement, the Committee determines that the Participant has either (i) refused to be available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to and otherwise cooperate with the Company with respect to any matter that was handled by the Participant or under the Participant's supervision while the Participant was in the employ of the Company or (ii) engaged in any activity in violation of the non-competition and/or non-solicitation covenants under the Employment Agreement or the Change in Control Agreement, as may apply.
(a)Notwithstanding anything herein to the contrary, the Participant may be required to forfeit or repay any or all shares of Stock and/or dividend equivalents received by the Participant under this Agreement pursuant to the terms of any compensation recovery or clawback policy that may be adopted by or applicable to the Company under the Dodd-Frank Wall Street Reform and Consumer Protection Act.
1.Nontransferability.
Except as provided in Paragraph 9 of this Agreement, the Participant has no right to sell, assign, transfer, pledge, or otherwise alienate the Restricted Stock Units, and any attempted sale, assignment, transfer, pledge or other conveyance will be null and void.
2.Beneficiary.
The Participant may designate a beneficiary to receive any settlement of vested Restricted Stock Units that may be made on or after the Participant’s death on the form or in the manner prescribed for such purpose by the Committee. Absent such designation, the Participant’s beneficiary will be the Participant's estate. The Participant may from time to time revoke or change the beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Company. If the Participant designates his spouse as beneficiary, such designation automatically will become null and void on the date of the Participant's divorce or legal separation from such spouse. The last such designation received by the Company will be controlling; provided, however, that no designation, or change or revocation thereof, will be effective unless received by the Company before the Participant’s death, and in no event will any designation be effective as of a date before such receipt. If the Committee is in doubt as to the identity of the beneficiary, the Committee may deem the Participant’s estate as the beneficiary, or the Company may apply to any court of appropriate jurisdiction and such application will be a complete discharge of the liability of the Company therefor.
3.Securities Law Restrictions.
(a)The Participant acknowledges that any stock that may be transferred to the Participant in settlement of vested Restricted Stock Units is being acquired for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the “Act”). The Participant agrees and acknowledges, with respect to any stock that has not been registered under the Act, that (i) the Participant will not sell or otherwise dispose of such stock except pursuant to an effective registration statement under the Act and any applicable state securities laws, or in a transaction which in the opinion of counsel for the Company is exempt from such registration, and (ii) a legend may be placed on the certificates for the stock to such effect. As further conditions to the issuance of the stock, the Participant agrees for himself or herself, the Participant’s beneficiary, and the Participant’s heirs, legatees and legal representatives, before such issuance, to execute and deliver to the

Company such investment representations and warranties, and to take such other actions, as the Committee determines may be necessary or appropriate for compliance with the Act and any applicable securities laws.
(b)Notwithstanding anything herein to the contrary, the Committee, in its sole and absolute discretion, may delay settlement of or transferring stock to the Participant or the Participant’s beneficiary in settlement of vested Restricted Stock Units or may impose restrictions or conditions on the Participant’s (or any beneficiary’s) ability to directly or indirectly sell, hypothecate, pledge, loan, or otherwise encumber, transfer or dispose of the stock, if the Committee determines that such action is necessary or desirable for compliance with any applicable state, federal or foreign law, the requirements of any stock exchange on which the stock is then traded, or is requested by the Company or the underwriters managing any underwritten offering of the Company’s securities pursuant to an effective registration statement filed under the Act.
1.Voting Rights.
The Participant will have no voting rights with respect to the Restricted Stock Units.
2.Limited Interest.
(a)The grant of the Restricted Stock Units will not be construed as giving the Participant any interest other than as provided in this Agreement. The Participant will have no rights as a shareholder as a result of the grant or vesting of the Restricted Stock Units unless and until shares of Stock are issued in settlement of vested Restricted Stock Units.
(b)The grant of the Restricted Stock Units will not confer on the Participant any right to continue as an employee or continue in service of the Company, nor interfere in any way with the right of the Company to terminate the Participant's employment at any time.
(c)The grant of the Restricted Stock Units will not affect in any way the right or power of the Company to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger, consolidation or business combination of the Company, or any issuance or modification of any term, condition, or covenant of any bond, debenture, debt, preferred stock or other instru-ment ahead of or affecting the stock or the rights of the holders thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business or any other Company act or proceeding, whether of a similar character or otherwise.
(d)The Participant acknowledges and agrees that the Amended Plan is discretionary in nature and limited in duration, and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of the Restricted Stock Units under the Amended Plan is a one-time benefit and does not create any contractual or other right to receive a grant of Restricted Stock Units or benefits in lieu of Restricted Stock Units in the future. Future grants, if any, will be at the sole discretion of the Committee, including, but not limited to, the timing of any grant, the number of shares or units to be granted, and restrictions placed on such shares or units.
3. Transfer of Personal Data.
The Company and, if the Participant is employed by a subsidiary of the Company, the Participant’s employer hold and control certain personal information about the Participant, including the Participant's name, home address and telephone number, date of birth, social security number or other employee identification number, salary, tax jurisdiction, job title, any shares of Stock or directorships held in the Company, details of all options or any other entitlement to shares of Stock or units awarded, canceled, purchased, vested, unvested or outstanding in the Participant's favor, for the purpose of managing and administering the Amended Plan (“Data”). Visteon Corporation and/or its subsidiaries will transfer Data amongst themselves as necessary for the purpose of implementation, administration and management of the Participant's participation in the Amended Plan, and the Company may further transfer Data to any third parties assisting the Company in the implementation, administration and management of the Amended Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States. The Company will protect the Data by insuring that any such recipients are certified under the U.S. - E.U. Safe Harbor Framework or have entered into an agreement to hold or process such Data in compliance with Safe Harbor Principles, the E.U. Model Clauses or similar legislation of the country where the Participant resides, and will receive, possess, use, retain and transfer the Data, in electronic or other form, solely for the purposes of implementing, administering and managing the Participant's participation in the Amended Plan, including any requisite transfer of such Data as may be required for the administration of the Amended Plan and/or the subsequent holding of shares of Stock on the Participant's behalf to a broker or other third party with whom the Participant may elect to deposit any shares of Stock acquired pursuant to the Amended Plan. The Participant may, at any time, review Data, require any necessary amendments to it or direct the Company in writing or via email not to process or transfer Participant’s Data thereby discontinuing the Participant's participation in the Amended Plan.
4.Incorporation by Reference.
The terms of the Amended Plan are expressly incorporated herein by reference. Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them under the Amended Plan. In the event of any conflict between this Agreement and the Amended Plan, this Agreement will govern.
5.Governing Law.
This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without reference to any conflict of laws principles thereof.
6.Severability.
If any provision of the Agreement is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining provisions of the Agreement, and the Agreement is to be construed and enforced as if the illegal or invalid provision has not been inserted.
7.Amendment.
This Agreement may not be amended, modified, terminated or otherwise altered except by the written consent of Visteon Corporation and the Participant.
8.Counterparts.
This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.